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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF FORMATION

                                       OF

                             AMI ACQUISITION II LLC

         This Certificate of Formation of AMI Acquisition II LLC (the "COMPANY"), dated June 19, 2002 is being duly executed and filed by Karla Rogers, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-201, et seq.).

         FIRST. The name of the limited liability company formed hereby is AMI Acquisition II LLC.

         SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation as of the date first above written.

                                         /s/ Karla Rogers
                                         ---------------------------------------
                                         Karla Rogers
                                         Member

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